EX99-906CERT


                                  CERTIFICATION


     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Market Vectors ETF Trust (comprising of Africa Index ETF, China ETF, Colombia ETF, Brazil Small-Cap ETF, Egypt Index ETF, Germany Small-Cap ETF, Gulf States Index ETF, India Small-Cap Index ETF, Indonesia Index ETF, Indonesia Small-Cap ETF, Latin America Small-Cap Index ETF, Poland ETF, Russia ETF, Russia Small-Cap ETF and Vietnam ETF, do hereby certify, to such officer's knowledge, that:

     The annual report on Form N-CSR of Market Vectors ETF Trust for the period ending December 31, 2012 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Market Vectors ETF Trust.


Dated: March 8, 2013                    /s/ Jan F. van Eck
                                        ----------------------------------------
                                        Jan F. van Eck
                                        Chief Executive Officer
                                        Market Vectors ETF Trust


Dated: March 8, 2013                    /s/ John J. Crimmins
                                        ----------------------------------------
                                        John J. Crimmins
                                        Treasurer and Chief Financial Officer
                                        Market Vectors ETF Trust



     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.